UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

ATI Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 412-394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporate or Bylaws; Change in Fiscal Year.

(a)    On June 22, 2022, Allegheny Technologies Incorporated (the “Company”) filed an amendment (the “Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware changing its name to “ATI Inc.” A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additionally, effective with the filing of the Amendment, the Company adopted Fourth Amended and Restated Bylaws, which amended the Company’s Bylaws by removing a provision specifying the location of the Company’s headquarters. A copy of the Company’s Fourth Amended and Restated Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

Effective June 22, 2022, the Company is headquartered at its executive office in Dallas, Texas, providing the Company with an independent, centralized headquarters location that is expected to strengthen the Company’s strategic focus and support the independent functioning of its other operating hubs located throughout its corporate footprint. The Company also has updated its website, email addresses and social media handles to ATImaterials.com, to better reflect its focus on producing high performance, highly specialized materials.

Item 9.01.	Exhibits.

(d)	Exhibit 3.1	Certificate of Amendment

	Exhibit 3.2	Fourth Amended and Restated Bylaws

	Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI Inc.

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, Chief Legal and Compliance Officer

Dated: June 22, 2022